SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                               eAcceleration Corp.
             (Exact name of registrant as specified in its charter)


                  Delaware                                 91-2006409
  (State of incorporation or organization)     (IRS Employer Identification No.)


  1223 NW Finn Hill Road, Poulsbo, Washington                98730
  (Address of principal executive offices)                (Zip Code)


If this form  relates  the  registration  of a class of  securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box: [ ]

If  this  form  relates  the  registration  of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box: [X]

Securities Act registration statement file number to which this form relates:
                                                           333-90867

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class                  Name of each exchange on which
        to be so registered                  each class is to be registered

              None.                                 Not applicable.


Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share
                                (Title of class)

Item 1.   Description of securities to be registered.

     This registration statement on form 8-A relates to the common stock, par value $.0001 per share, of the eAcceleration Corp. (the "Registrant"). Reference is made to the information set forth under the caption "Description of capital stock" on pages 63 through 64 of Amendment No. 1 to the Registrant's registration statement on form SB-2 (registration no. 333-90867), filed with the SEC on February 16, 2000, which information is incorporated herein by reference.


Item 2.   Exhibits.

1. Certificate of incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's registration statement on form SB-2 (registration no. 333-90867), filed with the SEC on November 12, 1999, and incorporated herein by reference.

2. By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's registration statement on form SB-2, (registration no. 333-9086), filed with the SEC on November 12, 1999, and incorporated herein by reference.

3.   Specimen  stock  certificate  representing shares of common stock, filed as
     Exhibit 4.1 to the Registrant's registration statement on form SB-2 (registration no. 333-90867) filed with the SEC on November 12, 1999, and incorporated herein by reference.


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


                                    SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    March 8, 2000



                                                  eAcceleration Corp.





                                       By:          /s/ Clint Ballard
                                                     Clint Ballard,
                                           President and Chief Executive Officer
                                               (Principal Executive Officer)


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


                                  EXHIBIT LIST


1. Certificate of incorporation of the Registrant, filed as Exhibit 3.1 to the Registrant's registration statement on form SB-2 (registration no. 333-90867), filed with the SEC on November 12, 1999, and incorporated herein by reference.

2. By-laws of the Registrant, filed as Exhibit 3.2 to the Registrant's registration statement on form SB-2, (registration no. 333-9086), filed with the SEC on November 12, 1999, and incorporated herein by reference.

3.   Specimen  stock  certificate  representing shares of common stock, filed as
     Exhibit 4.1 to the Registrant's registration statement on form SB-2 (registration no. 333-90867) filed with the SEC on November 12, 1999, and incorporated herein by reference.


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